Exhibit 4.4

OWNERSHIP AND REGISTRATION RIGHTS AGREEMENT

Nano-Proprietary, Inc.
3006 Longhorn Blvd., Suite 107
Austin, Texas 78758

Ladies and Gentlemen:

This will confirm our agreement in connection with the purchase by the undersigned today (the “Holder”) of _________ shares (the “Shares”) of common stock of NANO-PROPRIETARY, INC. (“Nano-Proprietary”) from Nano-Proprietary pursuant to the Regulation D Subscription Agreement entered into between Nano-Proprietary and the Holder (the “Regulation D Subscription Agreement”).

Section 1. Representations and Warranties

1.1    The Holder hereby makes to Nano-Proprietary the representations and warranties made by the Holder in the Regulation D Subscription Agreement, as though fully set forth herein.

1.2    Nano-Proprietary hereby represents and warrants to the Holder that the execution, delivery and performance of this Agreement by Nano-Proprietary has been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the articles of organization or by-laws of Nano-Proprietary or any provision of any other agreement or instrument to which it is a party and that this Agreement constitutes the legal, valid and binding obligation of Nano-Proprietary, enforceable in accordance with its terms.

Section 2. Shares Owned

2.1    The purchase of the Shares by the Holder did not result in the Holder and its “affiliates,” as defined in Rule 144 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), being deemed the owner of more than 9.99% of outstanding shares of common stock of Nano-Proprietary, assuming that there are at least 97,246,422 shares of Common Stock outstanding immediately after such purchase.

Section 3. Registration Rights

3.1    Registration. Nano-Proprietary shall include the resale of the Shares in a registration statement on Form S-2 or any comparable or successor form or forms (the “Registration Statement”) (provided that if the Company is not entitled to use Form S-2 or any successor thereto it shall file a registration statement on Form S-1 or comparable or successor form) filed by it with the Securities and Exchange Commission (“SEC”) by not later than the 30th business day following the date of this Agreement, subject to the Holder’s compliance with Section 3.1(j).

(a)    Nano-Proprietary shall use its best efforts to cause the Registration Statement to be declared effective within 60 days after its initial filing with the SEC and to remain effective until the earlier of the date (i) as of which the Holder may sell all of the Shares without restriction pursuant to Rule 144(k) and (ii) when the Holder shall have sold all of the Shares.

(b)    Nano-Proprietary shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus included in the Registration Statement (the “Prospectus”) as may be necessary to keep the Registration Statement continuously effective, pursuant to Rule 415, for the period specified in Section 3(a) above and comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the disposition of all the Shares covered by the Registration Statement in accordance with the Holder’s intended method of disposition set forth in the Registration Statement for such period; provided, however, notwithstanding the foregoing provisions of this Section 3(b), Nano-Proprietary may suspend the use of the Registration Statement for a period not to exceed 60 days (whether or not consecutive) in any 12-month period if Nano-Proprietary’s Board of Directors determines in good faith (after consulting with Nano-Proprietary’s counsel and, if appropriate, its independent auditors) that because of valid and material business developments (which, under applicable securities laws, would be required to be disclosed in an amendment to the Prospectus), including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events, it is advisable to suspend such use and, prior to or contemporaneously with suspending such use, Nano-Proprietary provides the Holder with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, Nano-Proprietary shall provide Holder with written notice of the termination of such suspension.

(c)    Nano-Proprietary shall permit Holder to review and comment upon the Registration Statement and, upon all future amendments and supplements thereto, at least three days prior to their filing with the SEC.

(d)    Nano-Proprietary shall furnish to the Holder such number of copies of the Registration Statement and the Prospectus as the Holder reasonably may request in order to facilitate the public sale or other disposition of the Shares pursuant to the Prospectus.

(e)    Nano-Proprietary shall cause all Shares covered by the Registration Statement to be eligible for quotation on the over the counter bulletin board (or listed on a national securities exchange or quoted on the Nasdaq Small Cap or National Market) on the same terms and conditions as Nano-Proprietary Common Shares are then traded, quoted, or listed (provided that Nano-Proprietary Common Shares are then so traded, listed or quoted).

(f)    While a Prospectus relating to the Shares is required to be delivered under the Securities Act, Nano-Proprietary shall promptly notify the Holder of the happening of any event of which Nano-Proprietary has knowledge and as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g)    The Holder agrees that, upon receipt of any notice from Nano-Proprietary of the happening of any event of the kind specified in Sections 3.1(b) or (f), the Holder will immediately discontinue disposition of the Shares pursuant to the Prospectus until the Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.1(b), and, if so directed by Nano-Proprietary, the Holder will deliver to Nano-Proprietary, or alternatively certify that it has destroyed, all copies, other than permanent file copies then in Holder’s possession, of the most recent Prospectus at the time of receipt of such notice.

(h)    Nano-Proprietary shall make available for inspection by the Holder, and any attorney, accountant or other agent retained by the Holder, all financial and other records, pertinent corporate documents and properties of Nano-Proprietary, and cause Nano-Proprietary’s officers, directors and employees to supply all information reasonably requested by the Holder or such attorney, accountant or agent in connection with the Registration Statement, provided appropriate confidentiality agreements are first received by Nano-Proprietary.

(i)    The Holder shall furnish to Nano-Proprietary in writing such information with respect to it and the proposed distribution by it, as reasonably shall be necessary and reasonably requested by Nano-Proprietary’s counsel in writing, in order to assure compliance with applicable federal and state securities laws. The Holder shall provide notice to Nano-Proprietary at the address set forth above within three business days of the sale of all of the Shares registered pursuant to this Ownership and Registration Rights Agreement.

3.2    Expenses. Nano-Proprietary shall pay all Registration Expenses (as defined below) and the Holder will pay all Selling Expenses (as defined below). All expenses incurred by Nano-Proprietary in complying with Section 3.1 including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Nano-Proprietary, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, Nasdaq fees, fees of transfer agents and registrars, and costs of issuing the Shares, but excluding any Selling Expenses and fees and disbursements of any counsel, or any accountant or agent of the Holder, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of the Shares are called “Selling Expenses.”

Section 4. Indemnification.

4.1    Indemnification. (a) In connection with the registration and sale of the Shares pursuant to the Registration Statement, to the fullest extent permitted by law, Nano-Proprietary will indemnify and hold harmless the Holder together with the Holder’s officers, directors, members, partners, employees and agents, and each other person, if any, who controls Holder within the meaning of the Securities Act (each a “Controlling Person”), against any losses, claims, damages or liabilities, joint or several, to which the Holder and the Holder’s officers, directors, members, partners, employees and agents, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Nano-Proprietary of the Securities Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Shares pursuant to the Registration Statement (but not the Holder’s failure to comply with the prospectus delivery requirements or other rules and regulations under the Securities Exchange Act of 1934 relating to the Holder’s conduct in offering and selling the Shares). Nano-Proprietary will promptly reimburse the Holder and each Controlling Person for any legal or other expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that Nano-Proprietary will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder or a Controlling Person in writing specifically for use in the Registration Statement or the Prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party.

(b)    In connection with the registration and sale of the Shares pursuant to the Registration Statement, the Holder will indemnify and hold harmless Nano-Proprietary, each person, if any, who controls Nano-Proprietary within the meaning of the Securities Act, each officer of Nano-Proprietary who signs the Registration Statement, and each director of Nano-Proprietary, against all losses, claims, damages or liabilities, joint or several, to which Nano-Proprietary or such officer, director, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus contained therein, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse Nano-Proprietary and each such officer, director, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Holder will have no liability hereunder unless such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to the Holder and furnished in writing to Nano-Proprietary by the Holder specifically for use in the Registration Statement or the Prospectus; and provided, further, however, that the liability of the Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Shares sold by the Holder under the Registration Statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed an amount equal to the net proceeds received by the Holder from the sale of the Shares covered by the Registration Statement.

(c)    Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party under this Section 3.3 except and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3.3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)    In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) Holder or any controlling person of the Holder makes a claim for indemnification pursuant to this Section 3.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction as to which time to appeal or the denial of the last right of appeal has expired) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.3 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.3, then, and in each such case, Nano-Proprietary and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to their relative fault provided, however, that, in any such case, (A) the Holder shall not be required to contribute any amount in excess of an amount equal to one half of the public offering price of all the Shares offered by it pursuant to the Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

4.2    Enforcement. Each Party acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 3 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 3 may be specifically enforced. In the event that Nano-Proprietary fails to comply with its obligations and agreements in this Section 3, then, in addition to any other rights or remedies the Holder may have at law or in equity, Nano-Proprietary shall indemnify and hold harmless the Holder from and against any and all manner of loss which it may incur as a result of such a failure. In addition, Nano-Proprietary shall also reimburse the Holder for any and all reasonable legal fees and expenses incurred by it in enforcing its rights pursuant to this Section 3, regardless of whether any litigation was commenced.

Section 5.    Choice of Law  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

Section 6.     Counterparts This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party.

[Signature Page Follows.]

Signature Page to
Ownership and Registration Rights
Agreement

Dated: _________, 200_	AGREED: ________________ By: _________________ By:______________________________

Agreed:

Nano-Proprietary, Inc.

By: _________________________
Douglas P. Baker
Vice President and Secretary